Exhibit 10(q)(i)

FIRST AMENDMENT TO THE REGENCY CENTERS CORPORATION

2005 DEFERRED COMPENSATION PLAN

This First Amendment (the “First Amendment”) to the Regency Centers Corporation 2005 Deferred Compensation Plan (“Plan”) is adopted by Regency Centers Corporation, a Florida corporation (the “Company”) as of December __, 2005. Certain capitalized terms used in this First Amendment and not otherwise defined are defined in Plan.

Background

WHEREAS, Section 409A on the Internal Revenue Code was enacted on October 22, 2004 and various interpretational notices and proposed regulations (“Supplemental Guidance”) have been issued by the IRS subsequent to that date; and

WHEREAS, upon careful study of the Supplemental Guidance, the Company has concluded that certain minor changes should be made to the Plan;

NOW, THEREFORE, in accordance with the terms of the Plan permitting amendment (contained in Section 10 thereof), the Company amends the Plan as follows:

1.	Section 2.5 of the Plan is deleted in its entirely and replaced with the following:

“2.5. “Change of Control” shall mean the occurrence of any one or more of the following events occurring after December 31, 2004:

(a) an acquisition, in any one transaction or series of transactions, after which any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (“Group”), has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more (or an acquisition of an additional 5% or more if such individual, entity or group already has beneficial ownership of 35% or more) of either the then outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company, but excluding, for this purpose, any such acquisition (i) from the Company, (ii) by the Company or any employee benefit plan (or related trust) of the Company or (iii) by any corporation with respect to which, following such acquisition, all of the then outstanding shares of common stock and voting securities of such corporation are then beneficially owned, directly or indirectly, in substantially the same proportions, by the beneficial owners of the common stock and voting securities of the Company immediately prior to such acquisition;

(b) 50% or more of the members of the Board are not Continuing Directors; or

(c) the (i) consummation of a stock purchase, reorganization, merger, share exchange, consolidation or similar transaction, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such transaction do not, following such transaction, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and voting securities of the corporation resulting from such reorganization, merger or consolidation or (ii) consummation of a transaction or series of transactions pursuant to which any individual entity or group acquires assets of the Company that have a total gross market value of 40% or more of the total fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

More than one Change of Control may occur during the term of this Plan. Notwithstanding the foregoing, a Change of Control shall not occur to the extent that it is not described in or under Code Section 409A(a)(2)(A)(v).”

2.	Section 2.18 of the Plan (defining the term “Good Reason”) is deleted in its entirety and nothing is substituted in its place.

3.	New Section 2.27 is inserted into the Plan and the previously existing Section 2.27 is renumbered 2.28 and all succeeding sections are renumbered accordingly:

“2.27 “Specified Participant” means a Participant who is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company. For this purpose, a Participant shall be deemed to be a “key employee” of the Company during a Plan year if he or she met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5) of the Code) at any time during the 12-month period ending on September 30 immediately preceding such Plan year.”

4.	Section 2.29 (formerly Section 2.28 prior to the renumbering effected by Section 4 of this First Amendment) is amended and restated to read as follows:

“2.28. “Termination of Employment” and similar terms mean (a) for an employee completely ceasing, voluntarily or involuntarily, to be employed by the Company and all Affiliates (as determined in accordance with Section 1.409A-1(h) of the Treasury Regulations), and (b) for a Director, ceasing to serve as such for the Company and all Affiliates. The Committee may in its discretion determine whether any leave of absence constitutes a Termination of Employment within the meaning of the Plan. In no event shall Termination of Employment be deemed to occur any earlier than the occurrence of a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).”

5.	Section 6.6(d) of the Plan is amended and restated as follows:

“(d) Notwithstanding any other Plan provision, no payment to a “Specified Employee” based upon Termination of Employment shall commence earlier than six (6) months after the date of such individual’s Termination of Employment (or, if earlier, the date of death of the Participant). The commencement of a validly elected payment shall be delayed to the day that is at least six (6) months after such termination.”

6.	Section 6.8 of the Plan is amended and restated as follows:

“6.8. Revised Election. A Participant may make a request to the Committee to revise the Distribution Options previously selected with respect to a Plan year to defer a scheduled distribution to a date that is at least five (5) years after the date previously elected. Unless an earlier date is established by the Committee, the election to defer the distribution must be made before the last business day of the December that is at least one year before the scheduled distribution. Notwithstanding anything to the contrary in this Plan, (1) an election to defer the distribution must be made at least 12 months prior to the date of the first scheduled payment under the prior distribution election with respect to such Plan year and (2) the election shall not take effect until at least 12 months after the date on which the election is made. A deferral request under this Section 6.8 shall not result in a forfeiture of the Participant’s or former Participant’s Account.”

7.	Section 7.2 of the Plan is amended and restated as follows:

“7.2. Vesting of Company Contributions. Unless otherwise determined by the Committee, a Participant shall be vested in the same percentage of the Company discretionary matching contributions and Company discretionary contributions as he or she is vested (or would be vested if a participant) in Company contributions under the Regency Centers 401(k) Profit Sharing Plan as may be amended from time to time, or any successor plan; provided, however, that, unless otherwise determined by the Committee prior to the occurrence of such event, Participants shall become 100% vested in all Company discretionary matching contributions and Company discretionary contributions upon the Company’s Insolvency (as determined by the Committee and only if such vesting would not subject a Participant to taxation, interest and penalties under and by reason of Code Section 409A(b)(2)), the Participant’s death or a Change of Control, but only if the Company terminates the Participant’s employment without Cause within two years following a Change of Control. In its discretion, the Committee may provide for accelerated vesting of any unvested Company discretionary matching contributions and/or Company discretionary contributions upon the Disability or Retirement of a Participant, provided that in the absence of any express Committee provision of accelerated vesting in the event of Disability or Retirement of a Participant, no accelerated vesting shall occur upon those events notwithstanding anything else herein or in the Regency Centers 401K Profit Sharing Plan. Any such acceleration need not be uniform among all Participants. Anything herein to the contrary notwithstanding, a Participant shall forfeit all vested and unvested Company discretionary matching contributions and Company discretionary contributions if the Participant’s employment is terminated for Cause.”

8.	Section 8 of the Plan is amended by adding the following at the end thereof:

“8.7 Suspension of Stock Option Gain Share Deferral Election Notwithstanding anything herein or elsewhere to the contrary, no Stock Option Gain Share Deferral Elections amounts may be made after December 31, 2005 under this Plan.”

9.	In all other respects, the Plan is confirmed and ratified.

IN WITNESS WHEREOF, this First Amendment is made this __th day of December, 2005

REGENCY CENTERS CORPORATION

By:
Name:
Title:

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